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                                                                    EXHIBIT T3B

                                     BYLAWS
                                  (AS AMENDED)
                                       OF

                      BERTHEL, FISHER & COMPANY LEASING, INC.



                                    ARTICLE I
                           ANNUAL SHAREHOLDERS MEETING

       ANNUAL MEETING. The annual meeting of the shareholders shall be held on the second Tuesday in the month of April in each year, beginning with the year 1988, at the hour of 5:00 o'clock p.m., provided the Board of Directors may fix some other date which is within thirty (30) days before or after said date and may fix some time other than said above time for such meeting, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day designated above or fixed by the Board of Directors for the annual meeting shall be a legal holiday in the State where held, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

                                   ARTICLE II
                      BOARD OF DIRECTORS - ANNUAL AND OTHER
                            REGULAR MEETINGS - NOTICE

       Section 1. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the Corporation shall be less than five (5) and not more than ten (10). Each director shall hold office until the next annual meeting of shareholders and until successors shall have been elected and qualified, unless removed in a meeting called expressly for that purpose by a vote of the holders of the majority of the shares then entitled to vote at an election of directors.

       Section 1(a). CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

       Section 2. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.


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                                   ARTICLE III
                      SPECIAL MEETING OF DIRECTORS - NOTICE

       Section 1. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any one (1) Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them.

       Section 2. NOTICE. Notice of any special meeting shall be given at least three (3) days prior thereto by written notice delivered personally or mailed to each Director at his business address or residence or sent by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the Telegraph Company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transactions of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                                   ARTICLE IV
                                    OFFICERS

       Section 1. NUMBER. The officers of the Corporation shall be a Chief Executive Officer, President, Executive Vice President, one (or more) Vice Presidents (the number thereof to be determined by the Board of Directors), a Chief Financial Officer, Treasurer, Secretary, and Controller. Such other officers and assistant officers as may be deemed necessary may be elected or appointed to the Board of Directors. Any two (2) or more offices may be held by the same person.

       Section 2. APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation to be appointed by the Board of Directors shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until the officer's successor shall have been duly appointed and shall have qualified or until the officer's death or resignation or the officer shall have been removed in the manner hereinafter provided. Each assistant officer appointed by the President shall hold office for not to exceed one (1) year unless subsequently appointed to such office by the Board of Directors or more than six (6) months have lapsed since the person served as such assistant officer. Appointment of an officer or agent shall not of itself create contract rights.

       Section 3. REMOVAL; OFFICE ABOLISHED. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person


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so removed. The President may remove any assistant officer appointed by the
President. The term of an officer shall terminate when the office to which appointed has been abolished by the Board of Directors.

       Section 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

       Section 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the Chief Executive and Administrative Officer of the Company. He shall preside at all meetings of stockholders, and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall have authority to control and direct the President and all other officers of the Corporation, he shall have general and active supervision over the property, business and affairs of the Company. He may sign, execute and deliver in the name of the Company powers of attorney, contracts, bonds and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors over the Bylaws. He is authorized, in the absence of any officer, to act in their capacity.

       Section 6. PRESIDENT. The President shall in general supervise and control the business affairs of the Corporation, he shall, in the absence of the Chief Executive Officer, preside at all meetings of the shareholders and Board of Directors. He may sign, with the Secretary or other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. In general, he shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

       Section 7. EXECUTIVE VICE PRESIDENT. The Executive Vice President shall possess the power and may perform the duties of the President in his absence or disability and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

       Section 8. VICE PRESIDENT(S). In the absence of the President or Executive Vice President or in the event of the President's or Executive Vice President inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated or, in the absence of any designation, then in the order of their appointment) shall perform the duties of the President or Executive Vice President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or an Assistant Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. A Vice President shall perform such other duties as from time to time may be


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assigned by the President or by the Board of Directors. Nothing provided in these Bylaws shall require the appointment of one or more Vice Presidents.

       Section 9. TREASURER; CHIEF FINANCIAL OFFICER. The Treasurer shall be the Chief Financial Officer of the Company. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors.

       Section 10. CONTROLLER. The Controller shall be responsible to the Board of Directors and to the President and Executive Vice President for all financial control and internal audit of the Company and its subsidiaries. He shall perform such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer, the President or the Executive Vice President and shall be responsible to a designated Vice President only for the routine administrative matters pertaining to the duties of his office.

       Section 11. THE SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation, if said Corporation has a seal, is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) authenticate the records of the Corporation; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

       Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, or appointed by the President, may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

       Section 13. OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors or the President shall have the power to appoint any person to act as assistant to any officer, or to


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perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which appointed to be assistant, or as to which so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

       Section 14. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a Director of the Corporation.

                                    ARTICLE V
                      VOTING OF SHARES OWNED BY CORPORATION

       Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the President of the Corporation if he be present, or in his absence by any Vice President of the Corporation who may be present. Whenever, in the judgment of the President, or in his absence, of any Vice President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or the Vice President of the Corporation and shall be attested by the Secretary or an Assistant Secretary of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation, the same as such share or shares might be voted by the Corporation.